                                                                   EXHIBIT 10.14

                            FIRST BANK SYSTEM, INC.

                                LEASE AGREEMENT
                                   DATA SHEET


DATE:                                    __________________________

BUILDING NAME AND ADDRESS:               Dakota Center, 51 Broadway
                                         Fargo, North Dakota

LANDLORD NAME AND ADDRESS:               First Bank System, Inc.
                                         601 2nd Avenue South,
                                         Minneapolis, Minnesota, 55402
                                         (Attention: FBS Properties Management)

TENANT NAME AND ADDRESS:                 Shields Enterprises, Inc.,
                                         212 East Ohio Street
                                         Chicago, Illinois 60611-3203

USE (SECTION 2):                         Business offices

LEASE TERM (SECTION 3):                  June 1, 1994 through May 31,1999

RENTABLE SQUARE FEET OF                  13,545 (12,094 usable square feet)
DEMISED PREMISES (SECTION 1):

RENTABLE SQUARE FEET OF                  81,672
BUILDING (SECTION 1):

MONTHLY BASE RENT (SECTION 4):           Months 1-8 - $7,901.41
                                         Remaining months - $6,777.50

ADDITIONAL RENT (SECTIONS 5 and 6):      Estimated payments for 1994 of $4.60
                                         per sq. ft. annualized for Operating
                                         Expenses and $362.80 per month for
                                         special utility and janitorial
                                         services

TENANT'S PROPORTIONATE SHARE             16.58%
(SECTION 5):

                                LEASE AGREEMENT


     THIS LEASE AGREEMENT, made as of June 1, 1994, between FIRST BANK SYSTEM, INC., a Delaware corporation (hereinafter called "Landlord"), and SHIELDS ENTERPRISES, INC., an Illinois corporation (hereinafter called "Tenant");

     WITNESSETH, THAT:

        1.  Demised Premises:  Landlord, subject to the terms and conditions
            ----------------
hereof, hereby leases to Tenant the premises (hereinafter referred to as the "Demised Premises") consisting of 13,545 rentable square feet (12,094 net usable square feet) of office space on the second floor of the building containing 81,672 rentable square feet and known as Dakota Center in Fargo, North Dakota (hereinafter referred to as the "Building"). A floor plan is attached as Exhibit A. The building is located on real property legally described on attached Exhibit A-1 (the "Property"). All measurements of usable and rentable area contemplated or required by this Lease with respect to the Demised Premises or the Building shall be made on the basis of BOMA space measuring standards.

        Tenant shall be provided, without additional rental, five parking spaces, in common with Landlord and other tenants in the building and their customers and invitees, in the parking lot located on a portion of the Property situated east of the Building.

        2.  Use:  The Demised Premises shall be used by Tenant for the purpose
            ---
of business offices, and for no other purpose. Tenant shall also be entitled to the nonexclusive use of all hallways, access ways, parking facilities and other common areas and facilities ("Common Areas") appurtenant to the Building.

        3.  Term:  Tenant takes the Demised Premises from Landlord, upon the
            ----
terms and conditions herein contained, to have and to hold the same for the term (the "Lease Term") commencing on the 1st of June, 1994 (the "Commencement Date"), and expiring on the 31st day of May, 1999 (the "Expiration Date").

        4.  Base Rent:  Tenant shall pay to Landlord total "Base Rent" for the
            ---------
Lease Term in the amount of $7,901.41 per month during the first eight months of the Lease Term and in the amount of $6,777.50 per month for the remaining months of the Lease Term, on the first day of each month, in advance, at the offices of Coldwell Banker First Realty-Encore, 51 Broadway in Fargo, North Dakota or at such other place as may from time to time be designated by Landlord.

        5.  Additional Rent:  Tenant shall pay, as "Additional Rent" to
            ---------------
Landord, together with each monthly installment of base rent, the amount of any gross receipts tax, sales tax, or similar tax (but excluding therefrom any income tax) payable, or which will be payable, by Landlord, by reason of the receipt of the monthly base rent and adjustments thereto.

        Tenant shall also pay, as additional rent, Tenant's "Proportionate Share" of the Operating Expenses (as hereinafter defined) for the Building for each calendar year (or portion thereof) during the Lease Term, or any extension or renewal thereof for purposes of determining Tenant's Proportionate Share of Operating Expenses, Tenant's Proportionate Share is estimated to equal approximately 16.58% of the total and will be computed as a percentage which the rentable square foot area of the Demised Premises bears to the rentable square foot area of the Building. The term "Operating Expenses" as used herein shall mean all real estate taxes, insurance premiums, and other expenses and costs which Landlord shall pay or become obligated to pay because of or in connection with the ownership of the Building (excluding, however, depredation and interest or payments of principal on any mortgage or other encumbrance). Costs of capital improvements to the Building shall not be included in Operating Expenses, except as follows: (a) costs of capital improvements made to the Building or equipment installed in the Building subsequent to the Commencement Date which are required under any governmental laws, regulations or ordinances shall be included in Operating Expenses, but only as amortized on a straight line basis over the useful life of such equipment or improvements, using an interest rate equal to the Reference Rate (or a successor rate) from time to time established by First Bank National Association (Minneapolis) or a similar rate of a similar institution if First Bank National Association (Minneapolis) no longer exists or no longer establishes a Reference Rate (or successor rate) (such rate being referred to below as the "Interest Rate"); and (b) costs of capital improvements not covered under the immediately preceding subsection (a) that have the effect of reducing Operating Expenses shall be included in Operating Expenses, but only insofar as the Operating Expenses are actually reduced (the intention of the parties being that there shall be no net increase in Operating Expenses as a result of such a capital improvement).

        Operating Expenses shall also include reasonable costs and attorneys' or consultant's fees associated with any administrative or legal proceeding commenced by Landlord for the purpose of attempting to obtain an abatement of real estate taxes and/or special assessments with respect to the Building. Landlord shall, in its sole discretion, determine on an annual basis whether or not to commence such abatement proceedings, and Tenant may not independently commence such proceedings on behalf of itself and/or Landlord.

        All Operating Expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with appropriate accruals).

        The payment of Additional Rent set forth herein shall be in addition to the Base Rent payment required by paragraph 4 of this Lease. Should this Lease commence or terminate at any time other than the first day of the calendar year, the Operating Expenses shall be prorated such that Tenant shall pay only its proportionate share of the Operating Expenses for the calendar days during such calendar year for which Tenant is obligated to pay Base Rent with respect to the Demised Premises.

        Prior to commencement of the Lease Term, and prior to the commencement of each calendar year thereafter commencing during the Lease Term, or any renewal or extension thereof, Landlord may estimate for such calendar year the total amount of Operating Expenses and Tenant's Proportionate Share of the same for such calendar year, and the computation of the annual and monthly Additional Rent payable during such calendar year as a result of increase or decrease in Tenant's share of Operating Expenses. Said estimate will be in writing and will be delivered or mailed to Tenant at the Demised Premises.

        Tenant acknowledges that Tenant's Proportionate Share of estimated operating expenses (other than real estate taxes and special assessments) during calendar year 1994 shall be $3.00 per rentable square foot on an annualized basis ($3,386.25 per month for the initial Demised Premises). Tenant also acknowledges that Tenant's proportionate share of estimated real estate taxes and special assessments during calendar year 1994 shall be $1.60 per square foot of rentable area, on an annualized basis ($1,806.00 per month for the initial Demised Premises).

        The amount of Tenant's Proportionate Share of Operating Expenses for such calendar year, so estimated, shall be payable in equal monthly installments, in advance, on the first day of each month of such calendar year, together each installment of monthly Base Rent.

        As soon as practicable after the expiration of each calendar year, Landlord shall determine and certify to Tenant the actual amount of the Operating Expenses payable in such calendar year and Tenant's Proportionate Share thereof. If Tenant has underpaid its Proportionate Share of Operating Expenses for such calendar year, then (subject to Tenant's examination rights as set forth below) Tenant shall, within thirty (30) days after receiving Landlord's certification, pay such deficiency to Landlord. In the event of any overpayment by Tenant, such overpayment shall be refunded to Tenant in the form of a credit against future monthly Operating Expense payments or, if at the end of the Lease Term, by a refund.

        Landlord agrees to keep accurate books and records reflecting the Operating Expenses of the Building. For thirty (30) days after receiving Landlord's certification, Tenant's authorized agent or representative (which shall be an independent certified public accountant selected by Tenant with Landlord's approval), shall have the right, so long as Tenant is not then in default hereunder, to examine such books and records at Landlord's office during normal business hours for the purpose of verifying the information in such certification. Unless Tenant asserts in good faith the existence of a specific error or errors therein, in writing, within thirty (30) days after such receipt, the certification shall be deemed to be correct for all purposes.

        In the event Tenant's examination reveals that the actual Operating Expenses are less than those set forth in Landlord's certification, Tenant shall receive a credit equal to the amount of its Proportionate Share of the difference against the installment or installments of Additional Rent next coming due, or, if the Lease Term has expired, a cash payment equal to its Proportionate Share of such difference to be paid within 30 days of Tenant's determination. In the event Tenant's examination reveals that the actual Operating Expenses are more than those set forth in Landlord's certification, Tenant shall pay Landlord its Proportionate Share of the difference within 30 days of Tenant's determination. All costs and expenses associated with any such examination shall be paid by Tenant, except that if the amount of Operating Expenses set forth in Landlord's certification is more than five percent (5%) greater than the true and correct Operating Expenses as determined by Tenant's examination, Landlord shall pay the reasonable costs and expenses associated with such examination. Tenant shall keep such books and records and the information contained therein confidential and shall use the same only for determination and establishment of the correctness or incorrectness of Landlord's certification of Operating Expenses.

        6.  Tenant's Expense Credit and Special Charge:  As a special credit to
            ------------------------------------------
the Tenant, Landlord will make no charge for rental for Operating Expenses, including real estate taxes, to the Tenant for months one through eight of the first year of the Lease Term.

        Tenant intends to conduct office operations on a 24 hour per day 7 days per week basis on the Demised Premises. To compensate the Landlord for additional janitorial services and utility services required, Tenant shall pay additional and separate rental in the initial amount of $.10 per rentable square foot per year for electrical and utility services, and $.26 per rentable square foot per year for additional janitorial services, for an initial additional monthly rental of $362.80 per month for the initial Demised Premises, payable in advance. This rental shall be subject to annual adjustments based on Landlord's annual good faith determination of actual additional expense incurred by Landlord in connection with such additional services.

        Tenant may submit a request to the appropriate governmental authorities for a real estate tax abatement as an incentive for its occupancy of the Demised Premises (as opposed to a tax abatement resulting from a protest of the assessed value of the Building). Landlord will cooperate with any such request. In the event that a real estate tax abatement is granted to Landlord as a result of Tenant's request, the benefits of any such abatement shall be reflected in the Tenant's additional rental obligation as set forth under this Lease if, as and when such benefits are received by Landlord.

        7.  Landlord and Tenant Improvements:  Landlord has caused to be
            --------------------------------
constructed the improvements to the Demised Premises described on the Work Letter attached hereto as Exhibit B (the "Initial Tenant Improvements"). Tenant acknowledges that the Initial Tenant Improvements have been completed in accordance with the plans and specifications approved by Tenant and that the Demised Premises are in good and satisfactory condition and are in compliance with the terms of this Lease, except for such minor details of construction, decoration and mechanical adjustment, if any, as are disclosed to Landlord in writing within thirty (30) days after Tenant takes possession of the Demised Premises.

        Tenant shall not make any improvements, alterations (including, without limitation, the penetration of walls, ceilings or floors), additions or installations (including, without limitation, wiring for communications and data processing systems) in or to the Demised Premises ("Improvements") without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant shall not be allowed to make any alterations, modifications, improvements, additions, or installations if such action results or would result in a labor dispute or otherwise would materially interfere with Landlord's operation of the Building. Along with any request for Landlord's consent and before commencement of any Improvements or delivery of any materials to be used in the Improvements to the Demised Premises or into the Building, Tenant shall furnish Landlord with plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and licenses, and an indemnification in such form and amount as may be reasonably satisfactory to

Landlord or a performance bond executed by a commercial surety reasonably satisfactory to Landlord, in an amount equal to the estimated cost of the Improvements. Landlord's approval of contractor's plans, specifications and working drawings for said Improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. Tenant agrees to defend and hold Landlord forever harmless from any and all claims and liabilities of any kind and description which may arise out of or be connected in any way with said Improvements. All Improvements hereunder shall be done only by contractors or subcontractors approved by Landlord and at such time and in such manner as Landlord may from time to time reasonably designate. Landlord reserves the right to require Tenant to use Landlord's designated contractors, subcontractors, or engineers to perform Improvements which affect structural or mechanical systems of the Building. All work done by Tenant, its agents, employees, or contractors shall be done in such a manner as to avoid labor disputes. Tenant shall pay the cost of all such Improvements, and also the cost of painting, restoring, or repairing the Demised Premises and the Building occasioned by such Improvements. Upon completion of any Improvements, Tenant shall, unless waived by Landlord, furnish Landlord with "as built" architectural drawings of the Demised Premises, sworn construction cost statements, and full and final waivers of liens and receipted bills covering all labor and materials expended and used. The Improvements shall comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities and shall be constructed in a good and workmanlike manner. Tenant shall permit Landlord to inspect construction operations in connection with the Improvements.

        Improvements made by Tenant during the Lease Term shall, unless Landlord otherwise agrees, be removed by Tenant at its expense at or prior to the Expiration Date or the effective date of earlier termination of this Lease, and Tenant shall repair, at Tenant's sole expense, any damage caused to the Demised Premises by such removal. Landlord agrees that it shall notify Tenant in writing, at such time as Landlord consents to any Improvement, as to whether or not the Improvement must be so removed by Tenant at or prior to the Expiration Date or the effective date of earlier termination of this Lease. Tenant shall, at or prior to such termination date or Expiration Date remove all computer and communication cabling and equipment installed by or at the direction of Tenant. Tenant shall repair or restore any damage caused by the installation and removal of such cabling, or any Improvement, which Tenant is required to remove hereunder. Property not specified for removal shall upon termination or expiration of the Lease become the property of Landlord. Except for computer or communication cabling installed by or at the direction of Tenant, the improvements, additions, alterations and installations comprising the Initial Tenant Improvements, as defined herein, and made or installed pursuant to plans and specifications approved by Landlord, shall not be subject to the removal requirements set forth herein. All moveable trade fixtures, equipment, furnishings, and other personal property of Tenant located in the Demised Premises shall remain the property of Tenant and shall be removed by Tenant upon termination or expiration of this Lease, and Tenant shall repair, at Tenant's sole expense, any damage caused to the Demised Premises by such removal.

        Tenant shall not permit any mechanic's or other liens to be filed against the Demised Premises or the Building for any labor or materials furnished to or in connection with any Improvements performed or claimed to have been performed in or about the Demised Premises at the instance and request of Tenant, and shall immediately discharge and remove any such lien, provided, the Tenant shall have the right to contest such lien, in good faith, on the condition that Tenant provides Landlord, and if requested by Landlord, Landlord's mortgage lender, with a bond, cash escrow deposit or other security in a form and amount reasonably acceptable to Landlord and Landlord's mortgage Lender. In the event Tenant fails to remove or contest any such lien, Landlord may remove such lien and Tenant shall immediately pay Landlord, as Additional Rent, upon demand, all costs and expenses, including attorneys' fees, which Landlord incurs in connection with the removal of such lien. Landlord shall have the right to post a notice in the Demised Premises disclaiming any liability for payment for any Improvements of Tenant or other construction or improvements performed by persons or entities other than Landlord or its contractors, and/or for any liens arising in connection therewith, and Tenant agrees not to disturb any such notice.

        8.  Services:  Landlord agrees that it shall:
            --------

            A. Furnish heat and air-conditioning to the Demised Premises, on a 24 hour per day basis, Saturdays and Sundays included, subject to any applicable energy laws, codes and regulations, to maintain conditions inside the Demised Premises as follows:

               (1) not more than 75 degrees Fahrenheit and 50% relative humidity when the outside temperature does not exceed 92 degrees Fahrenheit dry bulb and 75 degrees Fahrenheit wet bulb;.

               (2) not less than a minimum temperature of 72 degrees Fahrenheit when the outside temperature is not less than minus 16 degrees Fahrenheit; and

               (3) maximum inside relative humidity will, in any event, be limited to that which will not cause condensation on the windows when outside temperatures are between minus 16 degrees and 65 degrees Fahrenheit dry bulb.


               Landlord shall not be responsible for maintaining such conditions if heat generating machines or equipment other than those described on attached Exhibit E are used in the Demised Premises which affect the temperature otherwise maintained by the air-conditioning system, unless Tenant agrees to pay, as Additional Rent with the monthly rental payments due under this Lease as billed by Landlord, for the installation, operation and maintenance costs of supplementary air conditioning equipment in the Demised Premises, and gives Landlord sufficient time to complete the installation of such equipment. If heat generating machines or equipment other than those described on attached Exhibit E are used in the Demised Premises, Landlord reserves the right to install such supplementary air conditioning equipment in the Demised Premises, and the installation, operation and maintenance costs thereof shall be paid by Tenant to Landlord as Additional Rent with the monthly rental payments due under this Lease as billed by Landlord.

           B. Provide maintenance and janitorial services to the Demised Premises, excluding any special treatment of walls, floors, or ceilings made by or at the request of Tenant and excluding repairs to any fixtures or other improvements installed or made by or at the request of Tenant, in accordance with the schedule set forth on attached Exhibit F.

           C. Provide water facilities and City water for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord.

           D. Provide electrical facilities and electric current as available and provided by the public utility serving the City of Fargo.

           E. Provide Tenant, upon Tenant paying the rent reserved hereunder and observing and performing all agreements, terms and conditions to be observed and performed hereunder by Tenant, quiet possession of the Demised Premises for the entire term hereof, subject to all the provisions of this Lease.

           F. Comply with applicable zoning, occupancy and health regulations and standards of the City of Fargo and other governmental agencies.

           G. Provide security to the Building in accordance with attached Exhibit G.

        Landlord agrees to acknowledge and commence a response, within 3 hours (unless Landlord is delayed in doing so by any event of Force Majeure), to any emergency request from Tenant made to Landlord's building manager with regard to building services.

        It is understood that Landlord's obligation to provide the foregoing services and facilities shall not be construed so as to preclude Landlord from including the cost of any such services as Operating Expenses under paragraph 5 hereof. It is further understood that Landlord does not warrant that any of the services referred to above will be free from interruption to the extent that such interruption is caused by an event of Force Majeure. No interruption of services caused by an event of Force Majeure shall be deemed an eviction or disturbance of Tenant's use and possession of the Demised Premises or any part thereof, nor shall it render Landlord liable to Tenant for damages by abatement of rent or otherwise or relieve Tenant from performance of Tenant's obligations under this Lease.

        9.  Covenants of Tenant: Tenant agrees that it shall:
            -------------------

            A. Observe such reasonable regulations as from time to time may be put in effect by Landlord for the general safety, comfort and convenience of occupants and tenants of said Building.

            B. Use the Demised Premises in a manner which complies with all federal, state, and local laws, ordinances and regulations.

            C. Give Landlord access to the Demised Premises at all reasonable times, without charge or diminution of rent, to enable Landlord to examine the same and to make such repairs, additions, and alterations as Landlord may deem advisable.

            D. Keep the Demised Premises clean, in good order and condition, and replace all glass broken by Tenant with glass of the same quality as that broken, save only glass broken by fire and extended coverage risks, and commit no waste in the Demised Premises.

            E. Pay for electric lamps, starters and ballasts used in the Demised Premises.

            F. Upon the termination of this Lease in any manner whatsoever, remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition as the same are now in or hereafter may be put in by Landlord or Tenant, reasonable use and wear thereof and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of the same as it deems expedient.

            G. Not assign this Lease or sublet all or any part of the Demised Premises without first obtaining Landlord's written consent thereto, which consent may be withheld in Landlord's sole discretion; provided, however, that Tenant may assign this Lease or sublet the Demised Premises, without the consent of Landlord (but only after having given 10 days' prior written notice of such assignment or sublease to Landlord describing the parties to and material terms of the assignment or sublease), to any party that controls, is controlled by or is under common control with Tenant or to any party that acquires substantially all of the assets of Tenant, and in any such case Tenant shall supply Landlord with a copy of the executed assignment or sublease within 10 days after it is executed and delivered. In no event shall Tenant assign this Lease or sublet the Demised Premises to any present or past Tenant of the Building at the time of the proposed assignment or subletting. In the event Landlord consents to any such assignment or subletting, Tenant and the proposed assignee or sublessee shall enter into a written agreement with Landlord providing that: (i) Tenant shall pay to Landlord, as Additional Rent hereunder, all sums received from the assignee or subtenant in excess of the amounts owed to Landlord by Tenant under this Lease, which amounts shall be paid to Landlord as and when received by Tenant; and (ii) such assignee or sublessee shall assume in writing the performance of the covenants and obligations of Tenant hereunder. No assignment or subletting shall not be deemed to release Tenant from the payment and performance of any of its obligations under this Lease, whether or not Landlord's consent is required and/or given, unless Landlord specifically and expressly so states in writing.

           H. Not place signs on the Demised Premises or elsewhere in the Building or Common Areas except for the sign described on attached Exhibit C, which sign shall be installed by Tenant, at Tenant's sole expense, and shall be removed (and any damage caused by such removal repaired) by Tenant, at Tenant's sole expense, prior to the expiration or termination of this Lease. A Tenant directory will be provided on the main floor of the building and in the court area. Landlord's acceptance of any name for listing on the Building's directory shall not be deemed consent to any sublease or assignment, or occupancy of the Demised Premises by any party other than Tenant.

           I. Not overload, damage or deface the Demised Premises or do any act which may make void or voidable any insurance on the Demised Premises or the Building, or which may render an increased or extra premium payable for insurance.

           J. Not create or permit to be created or remain, and will discharge any lien, encumbrance or charge (other than a lien, encumbrance or charge created by Landlord) upon the Building or Demised Premises or any part thereof. Tenant agrees to indemnify and hold harmless Landlord from and against any and all liabilities, costs, and expenses (including attorneys' fees) arising from the creation or removal of any lien or encumbrance proscribed herein.

          K. Tenant agrees that the use of the Common Areas, including but not limited to all halls, passageways, toilet rooms, parking areas and landscaped areas in the Building, by the Tenant or Tenant's servants, employees, guests or invitees, shall be subject to the applicable rules and regulations as may from time to time be made by Landlord for the safety, comfort and convenience of the owners, occupants, tenants and business invitees of the Building. Use of the roof of the Building is reserved to the Landlord. Tenant agrees that no awnings or shades shall be used upon the Demised Premises except such as may be approved by Landlord.

        Tenant's obligations under this paragraph 9 to do or not to do a specified act shall extend to and include Tenant's obligation to see to it that Tenant's employees and agents shall do or shall not do such acts, as the case may be.

        10.  Rights Reserved by Landlord: Landlord reserves the following rights
             ---------------------------
exercisable without notice and without liability to Tenant and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession, or giving rise to any claim for set-off or abatement of rent:

           A. To control, install, affix and maintain any and all signs on the Building or the Common Areas, except those signs within the Demised Premises not visible from outside the Demised Premises.

           B. To reasonably designate, limit, restrict and control any service in or to the Building, including but not limited to the designation of sources from which Tenant may obtain sign painting and lettering. Any restriction, designation, limitation or control imposed by reason of this subparagraph shall be imposed uniformly on Tenant and other tenants occupying space in the Building.

           C. To retain at all times and to use in appropriate instances keys to all doors within and into the Demised Premises. No locks shall be changed without the prior written consent of Landlord. This provision shall not apply to Tenant's safes, or other areas maintained by Tenant for the safety and security of monies, securities, negotiable instruments or like items.

           D. To make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Demised Premises, and during the continuation of any of said work, to temporarily close doors, entryways, public spaces, and corridors in the. Building and to interrupt or temporarily suspend services and facilities, provided, that Landlord shall not permanently alter the Common Areas of the Building in a manner which materially and detrimentally affects Tenant's use of the Demised Premises.

           E. To restrict or prohibit vending or dispensing machines of any kind in or about the Demised Premises, except for Tenant's break room.

           F. To approve the weight, size and location of safes and other heavy equipment and articles in and about the Demised Premises and the Building and to require all such items to be moved into and out of the Building and the Demised Premises only at such times and in such manner as Landlord shall direct in writing.

        In exercising its rights under this Section, Landlord shall, when feasible, provide Tenant with reasonable prior notice of Landlord's activities, and shall make a reasonable effort to minimize the resulting interference with the conduct of Tenant's business, including conducting such activities during nonbusiness hours when it is possible to do so without a material increase in expense.

        11.  Casualty Loss: In case of damage to the Demised Premises or the
             -------------
Building by fire or other casualty, Tenant shall give immediate notice to Landlord, who shall thereupon cause the damage to be repaired with reasonable speed, at the expense of the Landlord, subject to delays which may arise by reason of adjustment of loss under insurance policies and to delays beyond the reasonable control of Landlord, and to the extent that the Demised Premises are rendered untenantable, the rent shall proportionately abate, except in the event such damage resulted from or was contributed to by the act, fault, or neglect of Tenant, Tenant's employees or agents, in which event there shall be no abatement of rent. In the event the damage shall be so extensive that the Landlord shall decide not to repair or rebuild, this Lease shall, at the option of Landlord, be terminated as of the date of such damage by written notice from the Landlord to the Tenant and the rent shall be adjusted to the date of such damage and Tenant shall thereupon promptly vacate the Demised Premises. Landlord will, within 30 days after the date the damage occurred, notify Tenant of the date by which Landlord reasonably estimates the repairs will be completed, and if such date is more than 90 days after the date such damage occurred, Tenant will have the right to terminate this Lease by written notice given to Landlord within 10 days after such Landlord notice is given to Tenant.

        12.  Insurance:
             ---------

             A. Tenant's Obligations

                1. Property Insurance. At all times during the entire Lease Term, Tenant shall maintain at its own expense a policy of "all-risk" insurance covering improvements, betterments, fixtures and personal property owned or installed ' in the Demised Premises at full replacement cost thereof.

                2. Liability Insurance. At all times during the entire Lease Term, Tenant shall maintain at its own expense a policy of commercial general liability insurance, including contractual liability covering its obligations under this Lease, with a minimum coverage of $1,000,000.00 per occurrence and not less than $3,000,000 annual aggregate for this location. In addition to Tenant, the policy shall also name Landlord, its agents, and assigns and any other person designated by Landlord as additional insureds.

                3. Workers' Compensation. In addition to the policies referred to above, Tenant shall maintain at all times during the term of this Lease worker's compensation insurance coverage to the full extent required by applicable law and as may be adequate to fully protect Landlord against claims made by Tenant's employees, agents or contractors.

             B.  Landlord's Obligations:

                1. Property Insurance. At all times during the term of this Lease, Landlord shall maintain insurance providing coverage for "all risks" of loss to the Building for not less than 80% of the full replacement cost thereof.

                2. Liability Insurance. At all times during the term of this Lease, Landlord shall maintain commercial general liability insurance providing coverage for the common areas and ways on the Building and the land on which the Building is located.


        All policies of insurance purchased by Tenant in compliance with the above provisions shall be purchased from an insurance company licensed to do business in the state in which the Building is located with an A. M. Best rating of not less than AX and shall be placed with such companies and upon such forms as Landlord shall approve.

        At least 10 days before the commencement of the Lease Term and annually at each policy renewal thereafter, Tenant shall provide the Landlord with a certificate of insurance as evidence of the above insurance which shall provide that the insurer will give Landlord at least 30 days' written notice prior to any cancellation, non-renewal or material change in coverage. Tenant shall also, upon Landlord's request, provide copies of all insurance policies to Landlord.

        Tenant shall not conduct any activities in or about the Demised Premises which will in any way impair or invalidate the insurer's obligations under any policy of insurance contemplated hereunder or maintained by Landlord with respect to the Building. In the event any increases in premiums for Landlord's insurance on the Building are due to increased risk resulting from Tenant's use of the Demised Premises, Tenant shall pay to Landlord upon demand, as Additional Rent, the amount of such increase, whether or not Landlord has consented to Tenant's use.

        13.  Condemnation: If the entire Demised Premises are taken by eminent
             ------------
domain, this Lease shall automatically terminate as of the date of taking. If a portion of the Demised Premises is taken by eminent domain, Landlord shall have the right to terminate this Lease as of the date of taking by giving written notice thereof to Tenant within 30 days after such date of taking. If Landlord does not elect to terminate this Lease, it shall, at its expense, restore the Demised Premises, exclusive of any improvements or other changes made therein by Tenant, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and to the extent that the Demised Premises are rendered untenantable, the rent payable hereunder shall proportionately abate. AR damages awarded as compensation for diminution in value of the leasehold estate hereby created or to the fee of the Demised Premises shall be the sole property of Landlord; provided, however, that Landlord shall not be entitled to any separate award made to Tenant for the value and cost of removal of personal property and trade fixtures belonging to and paid for by Tenants.

        11.  Hazardous Materials: Tenant covenants, represents and warrants to
             -------------------
Landlord, its successors and assigns, that it has not used or permitted and will not use or permit the Demised Premises to be used, whether directly or through contractors, agents or tenants, for the generating, transporting, treating, storage, manufacture, emission or disposal of any petroleum products or any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances as defined in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, or the Federal Resource Conservation and Recovery Act of 1976 or any other federal, state or local environmental laws, statutes, regulations, requirements and ordinances ("Hazardous Materials"). Tenant agrees to indemnify and reimburse the Landlord, it successors and assigns, for any breach of these representations and warranties and from any loss, damage, expense or cost arising out of or incurred by Landlord which is the result of a breach of, misstatement of or misrepresentation of the above covenants, representations and warranties, together with all attorneys, fees incurred in connection with any action brought by or against the Landlord arising out of the above. These covenants, representations and warranties shall be deemed continuing covenants, representations and warranties for the benefit of the Landlord, and any successor and assigns of the Landlord, including any subsequent owner of the Building and shall survive termination of this Lease. Notwithstanding the foregoing, Tenant shall not be responsible under this Section 14 for any Hazardous Materials introduced to the Demised Premises prior to the Commencement Date, including any Hazardous Materials used or installed in connection with the Initial Tenant Improvements.

        15.  ADA Compliance: Except as may be provided elsewhere in this Lease,
             --------------
Tenant covenants, represents and warrants to Landlord, its successors and assigns, that Tenant shall be responsible for maintaining the Demised Premises in compliance with the Americans with Disabilities Act of 1990 ("ADA") and with any other federal, state or local statute or regulation as each may have been amended from time to time, pertaining to providing access to the Demised Premises to persons with disabilities or to the removal of existing barriers to access to the Demised Premises by such individuals and that any future modifications/ additions to the Demised Premises will comply with the ADA and all other federal, state or local laws, statutes, regulations or ordinances of similar nature. Notwithstanding the foregoing, and unless otherwise agreed, Tenant shall not be responsible for maintaining ADA compliance with respect to any Common Areas of the Building. Tenant agrees to indemnify and reimburse the Landlord, its successors and assigns, for any breach of these representations and warranties and for any and all expense, cost, loss or liability, including attorneys' fees, which Landlord may incur as the result of a breach, misstatement of or misrepresentation of such covenants, representations and warranties or in connection with the application of or enforcement, threatened or actual, of any federal, state or local law statute, regulation or ordinance, including the ADA, as a result of such breach. These covenants, representations and warranties shall be deemed continuing covenants, representations and warranties for the benefit of the Landlord, and any successor and assigns of the Landlord, including any subsequent owner of the Demised Premises and shall survive any termination of this Lease. Notwithstanding the foregoing, Tenant shall not be responsible under this Section 15 for any failure of the Initial Tenant Improvements to comply with the ADA as of the Commencement Date.

        16.  Indemnification: Except for the gross negligence or willful
             ---------------
misconduct of Landlord, its employees, agents and representatives, Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any injury or damage to any person or property in or about the Demised Premises by or from any cause whatsoever, and without limiting the generality of the foregoing& whether caused by snow, ice or water leakage of any character from the roof, walls, basement or other portion of the Demised Premises or the Building& or caused by gas, fire, oil, electricity or any cause whatsoever in, on, or about the Demised Premises or the Building or caused by the acts of negligence of other tenants or occupants of any part of the Building.

        Unless otherwise provided by insurance coverage, Tenant agrees to indemnify and hold Landlord harmless from and defend Landlord against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architect's and attorneys' fees, imposed upon, incurred by or asserted against Landlord by reason of any injury or damage to any person or property whatsoever: (a) occurring in, on, or about the Demised Premises or any part thereof; (b) resulting from any use, non-use, possession, occupation, condition, operation, maintenance or management of the Demised Premises or any part thereof, excluding Common Areas; or (c) resulting from any failure on the part of Tenant to keep, observe, or perform any of the terms contained in this Lease, except when such injury or damage shall be caused solely by the gross negligence or willful misconduct of the Landlord.

        17.  Waiver of Subrogation: Landlord and Tenant hereby expressly release
             ---------------------
each other, including their respective officers, servants, agents or employees from any claim or cause of action for any loss or damage whatsoever to the Building, Demised Premises or property therein or business conducted therefrom arising out of any negligence or alleged negligence of the other party, their servants, officers, agents or employees resulting in fire, smoke, explosion or other insurable perils in the Building or Demised Premises. It is the intention of the parties that they shall look only to their respective insurance carriers, if any, for payment of such loss. This shall apply specifically, but not exclusively, to damages caused by sprinkling devices, heating and air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odor or noise, or the bursting or leaking of pipes, plumbing fixtures or the roof or wall of the Building.

        Tenant and Landlord agree that insurance carried in compliance with paragraphs 12.A.1 and 12-B-1 and providing coverage for losses described in the above paragraph shall contain a waiver of subrogation whereby the insurer agrees to waive any right of recovery against the other party with respect to losses covered by the insurance whether or not such loss is caused by the fault or negligence of the other party.

        18. Default: Any of the following shall constitute an "Event of ------- Default" :


             A. Tenant fails to pay Base Rent, Additional Rent, or any other payment that Tenant is required to pay under the terms of this Lease within 10 days after Landlord gives Tenant a written notice of such default (provided, however, that such 10-day period shall be reduced to 5 days if Landlord has previously during the Lease Term given Tenant such a 10-day default notice, and further provided, however, that Landlord shall not be required to give Tenant any written notice of such default, and Tenant shall not be entitled to any grace period, if Landlord has previously during the Lease Term given Tenant such a 5-day default notice);

             B. This Lease or the Demised Premises or any part of the Demised Premises are taken upon execution or by other process of law directed against Tenant, or are taken upon or are subject to any attachment at the instance of any creditor or claimant against Tenant, and the attachment is not discharged or disposed of within thirty (30) days after its levy;

             C. Tenant or any guarantor of Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors;

             D. Involuntary Proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant are instituted against Tenant or any guarantor of Tenant, or a receiver or trustee is appointed for all or substantially all of the property of Tenant or such guarantor, and such proceeding is not dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

             E. Tenant attempts to assign, pledge, mortgage, transfer or sublet Tenant's interest under this Lease without Landlord's prior written consent, except as permitted in paragraph 8G; or

             F. Tenant breaches any other agreement, term, covenant or condition of this Lease and such breach continues for a period of ten (10) days after written notice from Landlord to Tenant, or, if such breach cannot be cured reasonably within such ten
                 (10) day period and Tenant fails to commence and proceed diligently to cure such breach within a reasonable time period not to exceed thirty (30) days.

If any one or more Events of Default occur, then Landlord may, at Landlord's option:

                 (i). Notify Tenant, in writing, that this Lease shall terminate as of the earliest date permitted by law or on any later date specified in such notice, and Tenant's right to possession of the Demised Premises shall cease as of the date set forth in Landlord's notice of termination.

                (ii). With or without terminating this Lease and without notice or demand to Tenant, but in accordance with legal process, re-enter and take possession of the Demised Premises using such procedures as may, from time to time, be provided by law to expel Tenant and those claiming through or under Tenant, and to remove the effects of either or both. Landlord's exercise of such right of re-entry shall not subject Landlord to liability for conversion or trespass and shall not affect Landlord's right to recover arrearages of rent payable under this Lease or any amounts due as a result of any preceding breach of covenants or conditions. No re-entry or taking possession of the Demised Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant.

               (iii). In the event of re-entry by Landlord as set forth in subparagraph (ii) above, or should Landlord take possession pursuant to legal proceedings or otherwise, Landlord may, from time to time, without terminating this Lease, re-let the Demised Premises or any part of the Demised Premises in Landlord's or Tenant's name, but for the account of Tenant, for such term as Landlord, in its sole discretion, may determine, and Landlord may collect and receive any rent resulting from such reletting. Landlord will have no obligation to relet the Demised Premises and will in no way be responsible or liable for any failure to relet the Demised Premises or any part thereof.

                (iv). With or without terminating this Lease and without demand or notice to Tenant, to cure any Event of Default and charge Tenant for the cost of effecting such cure, including, without limitation, attorneys' fees and interest at the Interest Rate plus 4% per annum.

                 (v). With or without terminating this Lease, recover from Tenant an amount equal to the rent owing for the balance of the Lease Term plus the amount of any past due rent, less the net proceeds, if any, of any re-letting of the Demised Premises by Landlord. All Landlord's expenses in connection with such re-letting, including, but without limitation, all repossession costs, brokerage commissions, attorneys fees, expenses for employees, alteration and repair costs and expenses of preparation for such re-letting shall be deducted from the proceeds of any relenting in determining the net proceeds of such re-letting. Landlord may recover the amount due from Tenant under this subparagraph (v) monthly, on the day on which the base rent would have been payable under the Lease, or, if Landlord so chooses, on a less frequent basis.

                (vi). Elect to terminate this Lease and recover from Tenant, as liquidated damages and not as a penalty, an aggregate rent, which, at the time of such termination, represents the sum of the full amount of any past due rent plus the amount by which the rent that would have accrued for the balance of the Lease Term exceeds the fair market value of the Demised Premises for the same period with such amount discounted to present value at the lesser of 8% or the discount rate of the Federal Reserve System on the date of the Event of Default.

Any suit or suits for the recovery of the amounts and damages set forth above may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the Lease Term would have expired had no Event of Default occurred. Each right and remedy provided to Landlord in this Lease is cumulative and is in addition to any other right or remedy provided to Landlord in this Lease or existing now or after the date of this Lease at law or in equity or by statute or otherwise. All costs incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney, whether ' or not one or more actions are commenced by Landlord, will also be recoverable by Landlord from Tenant.

        Landlord shall be deemed to be in default under this Lease ff Landlord breaches any agreement, term, covenant or condition of this Lease and such breach continues for a period of ten (10) days after written notice from Tenant to Landlord, or, if such breach cannot be cured reasonably within such ten (10) day period and Tenant fails to commence and proceed diligently to cure such breach within a reasonable time period not to exceed (30) days.

        19.  Notices: All bills, statements, notices or communications which
             -------
Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and either delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the Building, and the time of rendition thereof or the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or deposited in the mail as herein provided. Any notice by Tenant to Landlord must be served by registered or certified mail addressed to Landlord c/o Coldwell Banker First Realty-Encore, 51 Broadway, Suite 305, Fargo, North Dakota 58102 and to Landlord at the address shown on the Data Sheet above, or in case of subsequent change upon notice given, to the latest address furnished.

        20.  Holding Over: Should Tenant continue to occupy the Demised
             ------------
Premise after expiration of the Lease Term or any renewal or renewals thereof without executing a new lease with Landlord or its successor in interest, such holdover tenancy shall be from month to month and in no event from year to year or for any longer term upon the same terms and conditions set forth in this Lease, except those relating to the payment of base rent. In the event of such holdover tenancy, the monthly Base Rent payable by Tenant shall be the greater of 150% of the Base Rent payable during the last month of the Lease Term or an amount determined by Landlord as the "market rent" charged by Landlord for office space in the Building and/or other buildings of similar type and character. Notwithstanding the foregoing, Tenant shall be liable in damages to Landlord for failure to vacate the Demised Premises after expiration of the Lease Term or any renewal.

        21.  Subordination: The rights of Tenant shall be and are subject and
             -------------
subordinate at all times to the lien of any mortgage or mortgages now or hereafter in force against the real estate on or in which the Building is located, and Tenant shall execute further instruments subordinating this Lease to the lien or liens of any mortgage or mortgages as shall be requested by Landlord; provided that such mortgagee or mortgagees shall recognize the validity and continuance of this Lease so long as Tenant is not in default under the terms of this Lease.

        22.  Estoppel Certificate: Tenant shall at any time upon not less than
             --------------------
ten (10) days' prior written notice from. Landlord, execute, acknowledge and deliver to Landlord a statement in writing: (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification, indemnifying the instruments of modification and certifying that this Lease, as so modified, is in full force and effect), and the date to which the Base Rent, "Security Deposit," Additional Rent and other charges are paid in advance, if any; and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, which are claimed. Any such statement may be conclusively relied upon by any prospective purchaser, encumbrancer or other transferee of the Demised Premises.

        Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance; and that no rent has been paid in advance.

        If Landlord so desires to finance or refinance the Demised Premises or the Building, or any part thereof, Tenant hereby agrees to deliver to Landlord and/or to any lender designated by Landlord such financial records of Tenant as may be reasonably required by such lender. Such statements may include but not be limited to the past three (3) years' financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

        23.  Attorneys' Fees and Costs: In the event that either party incurs
             -------------------------
attorneys' fees or other costs in order to enforce its right hereunder, the nonprevailing (or defaulting) party shall pay the other party's reasonable fees and court or other costs and expenses.

        24.  Parties/Binding Effect: The term "Tenant", wherever used in this
             ----------------------
Lease, shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall bind Tenant and its heirs, legal representatives, successors and assigns, provided that this Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant, except upon the express written consent or election of Landlord. The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners of the Building at the time in question, and in the event of any transfer or transfers or conveyances the then grantor shall be automatically freed and released from all liability accruing from and after the date of such transfer or obligation on the part of Landlord contained in this Lease to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall be binding on the Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the purchaser or grantee. Tenant shall look solely to Landlord's interest in the Building for recovery of any judgment from Landlord. Neither Landlord nor any of its officers, directors, shareholders, partners, agents or employees, nor any successor holder of

Landlord's interest in the Building or this Lease, shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Tenant.

        25.  Option to Lease: Tenant shall have the option to lease
             ---------------
approximately 5,000 additional rentable square feet of space located in the southwest comer of the third floor of the building, as shown upon attached Exhibit D ("Option Space"). Such option must be exercised, if at all, by Tenant's written notice of exercise received by Landlord on or before September 1, 1994. If such option is exercised, the Option Space shall be added to the Demised Premises effective December 1, 1994 and shall be leased by Tenant upon the same terms and conditions as the initial Demised Premises, including the Lease Term, except that the annual Base Rent for the Option Space shall be $6.00 per square foot of rentable area contained in the Option Space. Landlord shall install the initial tenant improvements in the Option Space on or before December 1, 1994 (subject to any delays caused by plans and specifications approvals by the parties or applicable governmental units and/or any events of Force Majeure), in accordance with plans and specifications to be reasonably agreed upon by Landlord and Tenant, provided, however, that Tenant shall reimburse Landlord (within 10 days after Landlord bills Tenant) for the cost of such improvements if and to the extent that such cost exceeds $10-00 per square foot of usable area in the Option Space ("Excess Costs"). Landlord may require that estimated Excess Costs be deposited by Tenant with Landlord prior to Landlord's commencing or completing such initial tenant improvements. The Option Space shall be incorporated by addendum into this Lease.

        26.  Right of First Refusal: Tenant shall have a right of first refusal
             ----------------------
with respect to the leasing of additional space within the premises subject to the Master Lease defined below and which is configured by Landlord so as to exceed 2,000 square feet of rentable area. Landlord shall provide to Tenant written notice of the proposed terms of leasing, describing the proposed location, area, rental and any other terms Landlord deems to be material. Tenant shall have 15 days (but only 10 days if Landlord's notice is given to Tenant on or after December 31, 1996) from the date of such notice to accept in writing the terms of such leasing. In the event the terms are not so accepted, Tenants right of first refusal shall expire and be of no effect with respect to the space so offered to Tenant and Tenant shall not have any right of first refusal as to any future leasing of such space.

        27.  Prime Lease: It is understood and agreed that Landlord holds a
             -----------
leasehold interest in ' the building and property pursuant to an Agreement of Lease dated September 9, 1981, between Rauenhorst Corporation and Dakota Bankshares, Inc. ("Prime Lease") and this Lease shall be subject to consent by the present fee owner, Dakota Bank Building Limited Partnership ("Prime Landlord"), substantially in the form of consent attached to this Lease as Exhibit H, and is subject to all of the terms and conditions of the Prime Lease, including required consents of the Prime Landlord.

        28.  Governing Law: This Lease, and the respective rights and
             -------------
obligations of Landlord and Tenant hereunder, shall be governed by and construed in accordance with the internal laws of the State of North Dakota.

        29.  Severability: ff any provisions of this Lease or the application
             ------------
thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected and shall be enforced to the greatest extent permitted by law.

        30.  Brokers: Landlord and Tenant each represents and warrants the other
             -------
that, except for Coldwell Banker First Realty Encore (whose commission shall be paid by Landlord), no realtors, brokers or agents were involved in the negotiation and execution of this lease. Tenant hereby indemnifies Landlord and agrees to hold Landlord harmless from and against the claim of any other realtor, broker or agent with whom Tenant may have dealt regarding this Lease or the Demised Premises.

        31.  Force Majeure: Any deadline or time period provided in this Lease
             -------------
for the performance of any obligation of Landlord shall be extended for the period of any delay caused by Tenant or by Force Majeure. The term "Force Majeure" shall mean delays or hindrances to performance by reason of abnormal weather, the unavailability of government approvals or the revocation thereof, the unavailability of labor or materials, war, riots, insurrection, fire, casualty, strike, lockouts, labor disputes, power failures, Acts of God, the elements or any other cause beyond Landlord's reasonable control.

        IN WITNESS WHEREOF, the respective parties hereto have executed this Lease or caused this Lease to be executed by their duly authorized representatives in duplicate the day and year first above written.

                                    FIRST BANK SYSTEM, INC.,
                                    a Delaware corporation,

                                    By /s/ Raymond C. Hoy
                                       -----------------------------------------
                                      Its  Vice President
                                          --------------------------------------

                                    SHIELDS ENTERPRISES, INC.

                                    By /s/ Lorinne L. Lunde
                                       -----------------------------------------
                                      Its  Treasurer
                                          --------------------------------------

NOTE: The information provided on this Data Sheet is for convenience purposes only. In the event of any conflict or inconsistency between the Data Sheet and the terms of the attached Lease, the terms of the Lease shall be controlling.

                                   EXHIBIT A

                          [FLOOR PLAN OF SECOND FLOOR]

                                  EXHIBIT A-1

The following property in the City of Fargo, County of Cass and State of North
Dakota:

     Lots 1, 2, 3, 4 and 5, except the South 100 feet of said Lots;

     Lots 6 and 7, except air rights above 15 feet over the South 116 feet of said Lots;

     Lots 8, 9, 10, 11 and 12, except the South 116 feet of said Lots;

     Lots 13, 14, 20, 21 and 22;

     All of the vacated alley lying South of said Lots 13 and 22 and lying North of said Lots 1 through 12, inclusive;

     All in Block 1, Kenney & Devitt's 1st Addition to the City of Fargo, Cass County, North Dakota, according to the recorded plat thereof.

                                   EXHIBIT B

                                  WORK LETTER


     Section 6 of the Lease between Shields Enterprises Inc., as Tenant, and First Bank Systems, Inc., as Landlord of even date herewith ("Lease") provides that Initial Tenant Improvements to the Demised Premises subject to the Lease should be made in accordance with this letter. The purpose of this letter is to set forth additional terms and conditions relating to the construction of such improvements, which terms are as follows:

     1. Landlord has constructed the Initial Tenant Improvements, at Landlord's sole expense.

     2.    A synopsis of the Initial Tenant Improvements is as follows:


           Demolition:        The existing walls were removed per agreed floor
                              layout dated 4/13/94, and drawn by Prairie Design
                              Studio. Existing carpet was removed. Debris was disposed and cleaned for re-fitting.

           Ceiling: The ceiling grid was reworked to provide a continuous pattern in each of the three major open areas. This includes engineered placement of overhead lighting compatible to computer terminal operation.

           Wall Surfaces:     All wall surfaces were patched and painted with
                              tenant's color choice. Existing vinyl surfaces, in rooms 202, 203, 204, 205, 214, 216, 217 & 211 were cleaned and left in place.

           Flooring:          All new carpet of tenant's choice, providing it is
                              within the approved flooring allowance, was installed except in rooms 202, 203, 204, & 206 where existing carpet if acceptable. Rooms 207, 208, 211 & 218 were surfaced with vinyl composition tile.

           Cabinets:          Upper and lower cabinets and counter tops covered
                              with laminated plastic with a single blow sink were installed in room 21 1, the break room.

                              Laminated plastic lower cabinets and work surface with adjustable shelving above were installed in the work room, #218.

                              Coat rods with wire shelving above were provided on two walls in the coat room, #212.

                              Storage room #220 was fit with sturdy open shelving along the north wall only.

           Door Locks:        Standard lockable door passages were installed in
                              storage rooms and office doors as outlined by Tenant's personnel. This includes one push button
                              "Simplex" lock on the phone room, #208.

           Cooling: The computer room, #207, will be cooled based on heat load information provided by Tenant's personnel, by a separate cooling unit with its own thermostat.

                              The balance of the heat pumps in the office and open areas are ducted to provide as even as possible heat and cooling. There are several thermostats provided throughout the area.

           Electrical:        Wall outlets, standard and dedicated, have been
                              provided as indicated by Tenant's personnel.
                              Overhead electrical wire feeds have been installed to the power poles supplying power to the office cubicles.

           Phone Room:        The phone room, #208, has two 4'x8' plywood sheets
                              installed as mounting boards for the telephone punch down blocks.

           Wiring: All computer communication wiring and phone jacks and associated wiring and installation are the sole responsibility of Tenant.

           Window Treatment:  All exterior windows are presently fit with mini blinds and will stay in place as is.


        3. All such construction has been completed in accordance with the plans and specifications approved by Tenant and is in conformance with general building requirements regarding construction.

        4. Landlord agrees that, subsequent to the date of the Lease, Tenant may utilize as temporary facilities approximately 2,000 square feet of space in the lower level of the building as designated by Landlord, until the Demised Premises are available for occupancy. There shall be no additional rental charge for this temporary occupancy. However, any costs of installation of temporary telephone or other facilities and any costs of returning the area to its original condition shall be the expense of the Tenant, together with any telephone or other utility charges attributable to such use.

        This letter shall be attached to the Lease and shall be considered part of such Lease for all purposes.


                                    FIRST BANK SYSTEM, INC.,
                                    a Delaware corporation,

                                    By _________________________________________
                                      Its ______________________________________


                                    SHIELDS ENTERPRISES, INC.

                                    By _________________________________________
                                      Its ______________________________________

                                   EXHIBIT C

                  TENANT'S SIGNAGE DESCRIPTIONS AND LOCATIONS
                  -------------------------------------------


                         [FLOOR PLAN OF WEST ELEVATION]

                            [COLDWELL BANKER NOTICE]

                                   EXHIBIT D

                            OPTION SPACE DESCRIPTION



                          [FLOOR PLAN OF THIRD FLOOR]

                                   EXHIBIT E



Date:  June 6, 1994

To:    Mark Richman, Coldwell Banker
       cc:   Lori Lunde, SEI

From:  Jackie Ford

Re:    Office Equipment
       ----------------

When fully staffed, the current SEI facility in Fargo will house the following equipment:

     . 105 PCS (including 5 RS6000 machines)
     . 6 laser printers
     . 12 Point-of-Sale terminals
     . 1 Automated Call Distribution System cabinet
     . 2 fax machines
     . 2 high volume copiers
     . 20 modems

Please call me at 708/515-3600 if you need additional information. I will be available at this number until Wednesday.

saa

                                   EXHIBIT F

                            DAKOTA CENTER CUSTODIAL


Custodial:

     The Dakota Center Building employs Automated Maintenance Services as an independent contractor to provide us with the cleaning service. At the present time they provide service five days a week, generally starting at 6:00 PM until their work is completed. Their service includes but is not limited to:

     Nightly:

             1.   Empty all waste receptacles and dispose of waste.
             2.   Dust and damp mop all resilient tile floors.
             3.   Vacuum and spot clean all carpeted areas.
             4.   Low dusting of desks, file cabinets and furnishings.
             5.   Spot clean of doors, partition glass, light switch areas.
             6.   Clean and disinfect restroom fixtures and floors.
             7.   Spot wash restroom partitions, doors and walls.

     Monthly:

             1.   Scrub & recondition resilient floors.
             2.   Vacuum or dust air supply diffusers or grills.
             3.   Dust window blinds.

     Quarterly:

             1. Light dust surfaces not reached in nightly duties, such as door frames, picture frames or wall hangings.

                                   EXHIBIT G

                             DAKOTA CENTER SECURITY


Security:

        The building is opened at approximately 6:30 AM Monday thru Friday by the building engineer, at which time he walks through the structure checking for potential problems.

        At approximately 6:00 PM the custodial service locks the exterior doors to the building and they check through the night for any security breaches. They have a list of available personnel to contact should they encounter any problems.

        All other times the building is locked with only key access by the tenants through self closing and locking doors.

THIS INSTRUMENT DRAFTED BY
AND WHEN RECORDED RETURN TO:

Kenneth T. Tyra
Dorsey & Whitney
2200 Pillsbury Center South
220 South Sixth Street
Minneapolis, Minnesota 55402

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.   Demised Premises........................................................  1

2.   Use.....................................................................  1

3.   Term....................................................................  1

4.   Base Rent...............................................................  1

5.   Additional Rent.........................................................  1

6.   Tenant's Expense Credit and Special Charge..............................  4

7.   Landlord and Tenant Improvements........................................  4

8.   Services................................................................  6

9.   Covenants of Tenant.....................................................  7

10.  Rights Reserved by Landlord.............................................  9

11.  Casualty Loss........................................................... 10

12.  Insurance............................................................... 11

13.  Condemnation............................................................ 12

14.  Hazardous Materials..................................................... 12

15.  ADA Compliance.......................................................... 13

16.  Indemnification......................................................... 13

17.  Waiver of Subrogation................................................... 14

18.  Default................................................................. 14

19.  Notices................................................................. 17

20.  Holding Over............................................................ 17

21.  Subordination........................................................... 17

22.  Estoppel Certificate.................................................... 18

23.  Attorneys' Fees and Costs............................................... 18

24.  Parties/Binding Effect.................................................. 18

25.  Option to Lease......................................................... 19

26.  Right of First Refusal.................................................. 19

27.  Prime Lease............................................................. 19

28.  Governing Law........................................................... 19

29.  Severability............................................................ 19

30.  Brokers................................................................. 20

31.  Force Majeure........................................................... 20

                                      -i-